Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of iSecureTrac Corp. and Subsidiaries on Form S-1 of our report, dated January 23, 2004, appearing in the Annual Report of Form 10-KSB of iSecureTrac Corp. and Subsidiaries for the year ended December 31, 2003. We also consent to the reference to our firm under caption "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/  McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Kansas City, MO

June 28, 2004



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